UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

 Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

VAPE HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

VAPE HOLDINGS, INC.

5304 Derry Ave., Suite C

Agoura Hills, CA 91301

Telephone: 1(877)827-3959

NOTICE OF ACTION BY

 WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Stockholders of Vape Holdings, Inc.:

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the stockholders of Vape Holdings, Inc., a Delaware corporation (the “Company”), outstanding common stock, par value $0.00001 per share (“Common Stock”), We are sending you this Information Statement to notify you that on or about September 10, 2019 (“Record Date”) the Stockholders holding a majority of our Common Stock (the “Stockholders”) approved the following actions (the “Corporate Actions”) by written consent in lieu of a meeting of Stockholders pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”):

(1)	to inform our stockholders that on September 10, 2019, the Company obtained the written consent of the holders of a majority of the Company’s issued and outstanding voting securities (the “Written Consent”) approving an increase in the Company’s authorized Common Stock from one billion (1,000,000,000) share of Common Stock to five billion (5,000,000,000) shares of Common Stock (the “Increase in Authorized”) and related amendment to the Company’s certificate of incorporation;

(2)	to effect, at the discretion of the Company’s Board of Directors (“Board”), a reverse stock split of all outstanding shares of the Company’s Common Stock, at a ratio of not less than 1-for-400 and not greater than 1-for-600, such ratio to be determined by the Company’s Board at any time before December 31, 2020, without further approval or authorization of our stockholders (the “Reverse Split”).

(3)	to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

This Information Statement is being furnished to Stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares voting securities as of close of business on the Record Date is required to approve the Corporate Actions. The Written Consent that we received constitutes the only stockholder approval required for the Corporate Actions under Delaware law and, as a result, no further action by any other stockholder is required to approve the Corporate Action and we have not and will not be soliciting your approval of the Corporate Actions.

This notice and the accompanying Information Statement are first being mailed to our stockholders on or about September [●], 2019. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 228 of the DGCL and Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to Stockholders. The Information Statement is being mailed or given on or about September [●], 2019 to Stockholders of record on the Record Date. The entire cost of furnishing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

Sincerely,

September [●], 2019	By:	/s/ Benjamin Beaulieu
Benjamin Beaulieu
Chief Executive Officer

VAPE HOLDINGS, INC.

5304 Derry Ave., Suite C

Agoura Hills, CA 91301

Telephone: 1(877)827-3959

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders in Lieu of a Special Meeting

WE ARE NOT ASKING YOU FOR A

 PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL OVERVIEW OF ACTIONS

This Information Statement is being furnished to the stockholders of Vape Holdings, Inc. (the “Company”) in connection with the written consent of the holders of a majority of our issued and outstanding voting securities approving i) an increase in the authorized share capital of the Company from one billion (1,000,000,000) shares of common stock to five billion (5,000,000,000) shares of common stock (the “Increase in Authorized”), and ii) a reverse stock split of all outstanding shares of the Company’s Common Stock, at a ratio of not less than 1-for-400 and not greater than 1-for-600, such ratio to be determined by the Company’s Board at any time before December 31, 2020, without further approval or authorization of our stockholders (the “Reverse Split”). The Increase in Authorized shares will be effected through the filing of a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) and the Reverse Stock Split may be enacted any time before December 31, 2020, in the discretion of our board of directors. On September 10, 2019, our Board of Directors (the “Board”) approved the Reverse Split and Increase in Authorized including the filing of the Certificate of Amendment. A copy of the form of Certificate of Amendment and Reverse Split amendment is attached as Appendix A and Appendix B to this Information Statement.

Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Company’s Certificate of Incorporation contains no provision or language in any way limiting the right of the stockholders to take action by written consent.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of a corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about September [●], 2019 to stockholders of record as of September 10, 2019 (the “Record Date”), and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act.

Because the actions have been approved by the holders of the requisite number of shares that are entitled to cast votes, no other stockholder approval of these actions is necessary and no further notice of the actions described herein will be given to you.

This Information Statement is provided to the Company’s stockholders for informational purposes only. The Company will bear all costs of preparing and delivering this Information Statement.

In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Vape Holdings, Inc.

ACTIONS BY THE BOARD OF DIRECTORS

AND CONSENTING STOCKHOLDERS

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL

Our Board of Directors and the holders of a majority of our issued and outstanding voting securities have approved a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 1,000,000,000 to 5,000,000,000; our preferred stock will not change.

Background and Reason for the Increase in Authorized

The stockholder base of our Company has grown significantly over the past several years. In anticipation of further growth, we believe that amending our certificate of incorporation to increase the number of authorized shares is consistent with the Company’s plan for growth and necessary to comply with existing obligations.

Pursuant to the Company’s Certificate of Incorporation, the Company currently has authorized the issuance of 1,100,000,000 shares consisting of: (i) 1,000,000,000 shares of Common Stock, par value $0.00001 per share, and (ii) 100,000,000 shares of preferred stock, par value $0.00001 per share, of which the Company has designated 500,000 shares as Series A Preferred Stock, 30,000,000 shares as Series B Preferred Stock, 500,000 shares as Series C Preferred Stock, and 1 share of Series D Preferred Stock.

As of close of business on the Record Date, the Company had 1,000,000,000 shares of Common Stock issued and outstanding; 500,000 shares of Series A Preferred Stock issued and outstanding or issuable pursuant to the terms of the Series A Preferred Stock; no shares of Series B Preferred Stock issued and outstanding; no shares of Series C Preferred Stock issued and outstanding, and 1 share of Series D Preferred Stock. Each share of Common Stock outstanding as of close of business on the Record Date is entitled to one vote on the matter submitted to a vote of the common stockholders. The holders of Preferred Stock having voting rights as follows: Series A shares are entitled to vote at a 15-1 ratio to Common Stock; Series B shares are entitled to vote at 5-1 ratio to Common Stock; and, Series C shares are entitled to vote at a 500-1 ratio to Common Stock.

Increasing the number of shares authorized will enable the Company to have sufficient shares for its existing and anticipated future equity or debt offerings, strategic acquisition opportunities, the continued issuance of equity awards to the Company’s service providers, incentive to recruit and retain key employees, and for other proper corporate purposes. From time to time, the Company evaluates and engages in discussions relating to possible opportunities for raising additional capital or entering into other transactions that may involve the issuance of additional shares of capital stock.

The increased authorized capital stock will provide the Board of Directors with the ability to approve the issuance of additional shares of capital stock, and securities that are convertible or exercisable into shares of such capital stock, without further vote of the stockholders, except as required under applicable law. The number of shares to be issued in any particular transaction and the price and other terms on which such shares will be issued will be determined solely by the Board of Directors. Under our certificate of incorporation, our stockholders do not have preemptive rights with respect to our common stock or our preferred stock. Thus, should our Board elect to issue additional shares, existing stockholders would not have any preferential rights to purchase any shares.  In addition, under our certificate of incorporation, the Board has the authority to approve the rights and preferences of classes or series of preferred stock without stockholder approval.

The proposed amendment to our certificate of incorporation is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Company, and our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover. Further, the increased authorized capital stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.  In the case of preferred stock, under certain circumstances, it may have the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company.

Pursuant to Rule 14c-2 of the Exchange Act of 1934, the Increase in Authorized share capital will not be adopted until a date at least twenty (20) days after the date that this Information Statement is delivered to our stockholders of record as of September 10, 2019.

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND THE FILING OF SAID AMENDMENT TO EFFECT A REVERSE STOCK SPLIT

The Company’s Board of Directors has proposed to ask its majority stockholders to approve an amendment to the Company’s Certificate of Incorporation (the “RS Amendment”) and the filing of said amendment with the Secretary of State of the State of Delaware to effectuate a Reverse Stock Split of the Company’s Common Stock, by a ratio of no less than one-for-four hundred (1-for-400) and no more than one-for-six hundred (1-for-600) with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”) with such ratio to be determined in the sole discretion of the Company’s Board at any time before June 30, 2021, and enacted prior to June 30, 2021 without further approval or authorization of our stockholders (the “Reverse Split Proposal”).

General

On September 10, 2019, our Board acted by unanimous written consent to adopt the RS Amendment to Article FOURTH of our Certificate of Incorporation effecting a Reverse Split of our Common Stock at a ratio of not less than one-for-four hundred (1-for-400) and no more than one-for-six hundred (1-for-600) with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this RS Amendment.

Effecting the Reverse Split requires that Article FOURTH of our Certificate of Incorporation be amended to include a reference to the Reverse Split. The additional text added to Article FOURTH is attached as Appendix B to this Information Statement. If approved, the RS Amendment will be effective upon the filing of the Certificate of Incorporation (or on such date and time as specified therein) in the form attached as Appendix B with the Secretary of State of the State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

If the Board determines to effect the Reverse Split, the intent is to reduce the amount of outstanding shares and to concurrently increase the stock price of our Common Stock, which is currently trading on the OTC Markets Pink Sheets. The Board intends to file the RS Amendment with the Secretary of State of the State of Delaware only if necessary and in the best interest of the Company.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

The proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split will not change the current authorized number of shares of capital stock. There will be a significant delay in time between the increase in authorized increasing to 5,000,000,000 authorized and implementing the reverse split. The remaining authorized shares of Common Stock and Preferred Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and/or expanding our business through the acquisition of other businesses or products. By not reducing the number of authorized shares of Common Stock, the Company will have additional authorized but unissued shares of Common Stock available for any proper corporate purpose. The Company’s 2019-2020 plans contemplate raising additional monies through the sale of its equity securities in order to support the expansion and growth of the Company’s business. As of the mailing date of this Information Statement, the Company has no specific definitive terms for the issuance of its Common Stock and/or Preferred Stock to raise capital. Nevertheless, in order to support our projected need for additional capital and to provide flexibility to raise the capital as necessary, our Board believes the number of authorized shares of Common Stock and Preferred Stock should remain as is when we implement the reverse split. The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board of Director’s primary objective in proposing the Reverse Split is to enable the Board, if necessary or if the Board otherwise desires, to allow for a lower outstanding share amount, available authorized but unissued stock and to raise the per share trading price of our Common Stock, which is currently trading only on the OTC Markets Pink Sheets, to increase investor interest. Upon receiving stockholder approval, the Board may, at its own discretion, file the RS Amendment with the Secretary of State of the State of Delaware.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split.

Potential Disadvantages of the Reverse Split

As noted above, the two principal purposes of the Reverse Split would be to help increase the amount of shares available for issuance in the future and to increase the per share market price of our Common Stock by up to factor of six hundred We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 400-600 shares.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

If our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the RS Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board in their sole discretion. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such time and date as specified in the Certificate of Amendment (the “Effective Time”).

Upon the filing of the RS Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 10,000 shares of our Common Stock, you would hold 25 shares of our Common Stock following the Reverse Split if the ratio is one-for-four hundred or you would hold 17 shares of our Common Stock if the ratio is one-for-six hundred.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive a certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 75 holders of record of our Common Stock (although we have significantly more beneficial holders), 1 holders of Series A Preferred Stock, no holders of Series B and C Preferred Stock, and 1 holder of Series D Preferred Stock. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will give notice of how a stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares. Common stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Common stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each common stockholder a new stock certificate after receipt of that common stockholder’s properly completed letter of transmittal and old stock certificate(s). Preferred stockholders do not have to exchange their existing stock certificates for new certificates.

Common stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as common stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and common stockholders holding shares in street name should contact their nominees. Common stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 5,000,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

The Reverse Split will have no effect on our authorized preferred stock except to proportionately adjust the conversion and voting ratios.

In accordance with our Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 5,000,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and/or the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

There will be no change in our par value per share of our Common Stock. Accordingly, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed RS Amendment is set forth in Appendix B to this Information Statement. If and when effected by our Board, the RS Amendment will become effective upon its filing with the Secretary of State of the State of Delaware or at the Effective Time and Date as specified in said filing.

Required Vote

Approval of the RS Proposal requires the affirmative vote of a majority of the issued and outstanding voting shares of Common Stock and Preferred Stock voting as one class. By approving Appendix B, our stockholders authorized our executive officers to make any necessary changes to Appendix B required by the Secretary of State of the State of Delaware to file Appendix B with said Secretary.

It is expected that the written consents of the Voting Stock submitted to the Secretary of the Company on the Written Consent Effective Date will include the ratification of the filing of an amendment to the Company’s Certificate of Incorporation and the filing of said amendment with the Secretary of State to approve granting the Board of Directors the right to implement a Reverse Stock Split not less than 1-for 400 and not greater than 1-for-600.

Effective Date of the Amendment

The Certificate of Amendment of the Company will become effective upon the filing of the certificate of amendment to the Company’s Certificate of Incorporation with Secretary of State of the State of Delaware or at the Effective Time and Date as specified is said filing. Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders and Security Ownership of Management

The following table sets forth information as of September 10, 2019 with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the Company’s Common Stock by (1) each director of the Company, (2) the Named Executive Officers of the Company, (3) each person or group of persons known by the Company to be the beneficial owner of greater than 5% of the Company’s outstanding Common Stock, and (4) all directors and officers of the Company as a group:

Name and Address of Beneficial Owner(1)(2)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(3)
Benjamin Beaulieu(4)	Common	-	0%
	Preferred Series D	1	100%
Allan Viernes(5)	Common	-	0%

All Officers and Directors as a Group	Common	0	0%
	Preferred D	1	100%
Other Beneficial Owners
none
All Beneficial Owners as a Group	Common

(1)	In The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Except as otherwise noted, the address of each person is c/o the Company at 5304 Derry Avenue, Suite C, Agoura Hills, CA 91301.

(3)	Based on 1,000,000,000 issued and outstanding shares of common stock as of September 10, 2019. One (1) share of Series D Preferred Stock issued and outstanding as of September 10, 2019. Series D Preferred Stock does not convert into common stock but does have voting rights equal to 51% of the shares of Corporation’s voting stock issued and outstanding on all matters brought before the shareholders of the Company. The series D Stock has no rights aside from voting and shall automatically expire and be cancelled and returned to treasury on June 15, 2020.

(4)	Mr. Beaulieu is the Chief Executive Officer, Chief Operating Officer and a Director of the Company. His beneficial ownership includes 0 shares of common stock and 1 share of Series D Preferred Stock.

(5)	Mr. Viernes is the Chief Financial Officer and Director of the Company. His beneficial ownership includes 0 shares of common stock

Changes in Control

We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Increase in Authorized or Reverse Split. The principal stockholders of the Company intend to consent to the actions and they hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders have sufficient shares to approve the actions.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

Dissenter’s Rights of Appraisal

The Company’s stockholders have no rights to appraisal of their shares of Common Stock or other rights to dissent under Delaware law, the Company’s Certificate of Incorporation or Bylaws in connection with the matters discussed in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Increase in Authorized or Reverse Split.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street NE, Washington, DC 20549, or may be accessed at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders participate in the practice of “householding” proxy statements, annual reports and information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this Information Statement to any stockholder upon written or oral request. To make such a request, please contact us at 5304 Derry Ave., Suite C, Agoura Hills, CA 91301, Attn: Ben Beaulieu Telephone: 1(877)827-3959. Any stockholder who wants to receive separate copies of our proxy statement, annual report and information statements in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

By the Order of the Board of Directors

Date: September [●], 2019	By:	/s/ Benjamin Beaulieu
Agoura Hills, California		Chief Executive Officer

Appendix A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That, pursuant to the authority granted to directors to take action by unanimous written consent without a meeting pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of VAPE HOLDINGS, INC. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation shall have authority to issue is five billion one hundred million (5,100,000,000) shares, consisting of (a) five billion (5,000,000,000) shares of Common Stock, par value $0.00001 per share (the “Common Stock”) and (b) one hundred million (100,000,000) shares of Preferred Stock, par value $0.00001 per share (the “Preferred Stock”).

The Preferred Stock may be divided into such a number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

SECOND: That thereafter, pursuant to resolution of its Board of Directors and as required by statute, the necessary number of stockholders of said corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware did consent in writing in lieu of meeting in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of 2019.

By: ______________________________

Title: Chief Executive Officer

Name: Ben Beaulieu

A-1

Appendix B

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That, pursuant to the authority granted to directors to take action by unanimous written consent without a meeting pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of VAPE HOLDINGS, INC. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be hereby amended by adding the following paragraph after the first and only paragraph:

Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each share of Common Stock, par value $.00001 per share, issued and outstanding immediately prior to the Effective Time will be automatically combined and converted into that fraction of a share of Common Stock, par value $.00001 per share, of the Corporation as has been determined by the Board of Directors in its sole discretion within the range of 1-for-400 and 1-for-600 shares and publicly announced by the Corporation at least 10 days prior to effectiveness of this Certificate of Amendment (the ” Consolidation”). Notwithstanding the foregoing, no fractional shares shall be issued in connection with the Consolidation. Fractional shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter and without the necessity for presenting the same represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been

SECOND: That thereafter, pursuant to resolution of its Board of Directors and as required by statute, the necessary number of stockholders of said corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware did consent in writing in lieu of meeting in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of 2019.

By: ______________________________

Title: Chief Executive Officer

Name: Ben Beaulieu

B-1